SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:      July 8, 2003

DUPONT PHOTOMASKS, INC.

(Exact name of registrant as specified in its charter)

000-20839
(Commission File Number)
Delaware		74-2238819
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD. ROUND ROCK, TEXAS 78664
(Address of principal executive offices, with zip code)

(512) 310-6500
Registrant’s telephone number, including area code

Item 5.         Other Events

On July 8, 2003, DuPont Photomasks, Inc. (the “Company”) issued a press release announcing that it has signed a multi-year supply agreement with Micro Lithography, Inc. (MLI) whereby MLI will supply pellicles to the Company.  The Company also announced that it will end pellicle production at its Danbury, Connecticut facility by September 2003.

The Company’s press release regarding these matters is filed herewith as Exhibit 99.1 incorporated herein by reference.

Item 7.         Exhibits

                (c)           Exhibits.

                99.1         Press release dated July 8, 2003, by DuPont Photomasks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 8, 2003	DUPONT PHOTOMASKS, INC.

/s/ James W. Boeckman

James W. Boeckman
Executive Vice President, General Counsel and Secretary

DUPONT PHOTOMASKS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated July 8, 2003